UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2020

_______________________________

Corvus Gold Inc.

(Exact name of registrant as specified in its charter)

_______________________________

British Columbia, Canada	001-39437	98-0668473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1750, 700 West Pender Street Vancouver, British Columbia, Canada	V6C 1G8
(Address of Principal Executive Offices)	(Zip Code)

(604) 638-3246

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	KOR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2020, Corvus Gold Inc. (the "Company") appointed Peggy Wu, its Chief Financial Officer, as a director of the Company.

Ms. Wu has been the Company's Chief Financial Officer for 9 years and has 10 years' experience in the mining industry holding executive and senior management positions. Ms. Wu is a Chartered Professional Accountant (CPA) with strong working knowledge of IFRS and US GAAP reporting requirements in the US and in Canada.  She was formerly the Chief Financial Officer for Balmoral Resources Ltd. prior to the acquisition by Wallbridge Mining Company Ltd and she will continue as Chief Financial Officer for Corvus.

Ms. Wu does not have a family relationship with any other member of the Board of Directors or any executive officer of the Company and there were no arrangements with any other member of the Board of Directors, any executive officer of the Company or any other person by which and Ms. Wu was selected to be a director of the Company. Ms. Wu has not been a participant or had any interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K. Ms. Wu is the current Chief Financial Officer of the Company.

Ms. Wu will not receive any additional compensation in relation to her appointment as a director beyond the compensation she currently receives as Chief Financial Officer of the Company as disclosed in the Company's latest proxy statement on Schedule 14A for the Company's annual meeting of shareholders as filed with the Commission on August 26, 2020.

On November 7, 2020, Carl Brechtel and the Company agreed that, effective January 1, 2021, Mr. Brechtel will transition positions from the Company's Chief Operating Officer to its Chief Administrative Officer. The Company has not appointed anyone to replace Mr. Brechtel as Chief Operating Officer. As a result of the transition, Mr. Brechtel will work part-time for the Company, approximately 2 days per week (8 days per month). Mr. Brechtel will be compensated as CAO at a daily rate of $850/day for all full days. Mr. Brechtel will still be eligible to participate in the Company's health and retirement plans.

Item 7.01. Regulation FD Disclosure.

On November 12, 2020, the Company issued a press release reporting additional results from the CIZ target area at the north end of the Mother Lode deposit, Nevada. The press release reports the appointment of Peggy Wu, the Company's current CFO to the board of directors.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be "furnished" and shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits.

Exhibit	Description

99.1*	Press Release dated November 12, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corvus Gold Inc.

Date: November 12, 2020	By:	/s/ Jeffrey A. Pontius
Jeffrey A. Pontius
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1*	Press Release dated November 12, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.